Exhibit 4(5B)

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated and effective as of March 24, 2004, is made by and among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), FLEET NATIONAL BANK and SUNTRUST BANK, each in its capacity as a syndication agent, BANK OF TOKYO-MITSUBISHI TRUST COMPANY and JPMORGAN CHASE BANK, each in its capacity as a documentation agent, BANK ONE, NA, CITIZENS BANK OF MASSACHUSETTS and THE BANK OF NEW YORK, each in its capacity as a co-agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the “Agent”).

WITNESSETH:

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of December 19, 2003, by and among the Borrower, the Guarantors party thereto, the Banks party thereto, Fleet National Bank and SunTrust Bank, each in its capacity as a syndication agent, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each in its capacity as a documentation agent, Bank One, NA, Citizens Bank of Massachusetts and The Bank of New York, each in its capacity as a co-agent, and the Agent (the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.                                       Definitions.

Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

2.                                       Amendment of Credit Agreement.

(a)                                  Section 1.1 [Certain Definitions.]  The existing definitions of “Permitted Additional Indebtedness” and “Permitted Additional NJNG Indebtedness” contained in Section 1.1 the Credit Agreement are hereby amended and restated to read as follows:

“Permitted Additional Indebtedness shall mean Indebtedness issued by the Borrower which Indebtedness

(i)                                     on the date of issuance meets the following requirements:

(A)                              the material terms of such Indebtedness shall be substantially as set forth in that certain Summary of Proposed Terms, dated February 5, 2004, in the form of Exhibit 1.1(P)(1) hereof;

(B)                                after giving effect to the issuance of such Indebtedness (the amount of which shall be included in Consolidated Total Indebtedness for purposes of the ratio set forth in Section 8.2.12 [Maximum Leverage Ratio]), the Loan Parties shall be in pro-forma compliance with the covenants set forth in Section 8.2.12 [Maximum Leverage Ratio] and Section 8.2.13 [Minimum Interest Coverage Ratio] of this Agreement and no Event of Default or Potential Default shall exist or be continuing; and

(C)                                the events of default and covenants applicable to such Indebtedness shall not be more restrictive, in any material respect, than the events of default and covenants governing those matters or similar matters that are the subject of Section 8.2 [Negative Covenants] and Section 9.1 [Events of Default] of this Agreement; and

(ii)                                  on the date of issuance and thereafter as amended or modified, at all times meets the following requirements:

(A)                              such Indebtedness will be guaranteed by no Person which is a Loan Party or a Subsidiary of a Loan Party, unless such Person is also a Guarantor; and

(B)                                such Indebtedness shall be unsecured and the outstanding principal amount of such Indebtedness shall not exceed $25,000,000 in the aggregate.

The Loan Parties shall promptly after issuance of Permitted Additional Indebtedness deliver to the Agent and the Banks a copy of the material documents with respect to the issuance of such Indebtedness.”

“Permitted Additional NJNG Indebtedness shall mean Indebtedness issued by New Jersey Natural Gas which Indebtedness

(i)                                     on the date of issuance meets the following requirements:

(A)                              the material terms of such Indebtedness shall be substantially as set forth in that certain Summary of Proposed Terms, dated February 5, 2004, in the form of Exhibit 1.1(P)(2) hereof;

(B)                                after giving effect to the issuance of such Indebtedness (the amount of which shall be included in Consolidated Total Indebtedness for purposes of the ratio set forth in Section 8.2.12 [Maximum Leverage Ratio]), the Loan Parties shall be in pro-forma compliance with the covenants set forth in Section 8.2.12 [Maximum Leverage Ratio] and Section 8.2.13 [Minimum Interest Coverage Ratio] of this Agreement and no Event of Default or Potential Default shall exist or be continuing; and

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(C)                                the events of default and covenants applicable to such Indebtedness shall not be more restrictive, in any material respect, than the events of default and covenants governing those matters or similar matters that are the subject of Section 8.2 [Negative Covenants] and Section 9.1 [Events of Default] of the NJNG Credit Agreement; and

(ii)                                  on the date of issuance and thereafter as amended or modified, at all times meets the following requirements:

(A)                              such Indebtedness will be guaranteed by no Person which is a Loan Party or a Subsidiary of a Loan Party, unless such Person also provides to the lenders under the NJNG Credit Agreement, a Guaranty (such Guaranty to be in form and substance satisfactory to the requisite lenders under the NJNG Credit Agreement) of the Indebtedness and other obligations of New Jersey Natural Gas under the NJNG Credit Agreement and related loan documents; and

(B)                                such Indebtedness shall be unsecured and the outstanding principal amount of such Indebtedness shall not exceed $60,000,000 in the aggregate.

The Loan Parties shall promptly after issuance of Permitted Additional NJNG Indebtedness deliver to the Agent and the Banks a copy of the material documents with respect to the issuance of such Indebtedness.”

(b)                                 Section 8.2.18 [Amendments to Permitted Additional Indebtedness Documents and Permitted Additional NJNG Documents] shall be amended and restated in its entirety to read as follows:

“8.2.18   Amendments to Permitted Additional Indebtedness Documents and Permitted Additional NJNG Indebtedness Documents.

8.2.18.1  Permitted Additional Indebtedness Documents.

Each Loan Party and each Subsidiary of each Loan Party shall not enter into any one or more amendments, modifications, restatements, or the like of the Permitted Additional Indebtedness Documents containing covenants or events of default materially more restrictive than the covenants or Events of Default contained in this Agreement (a “ Modification Agreement”) unless no later than five (5) Business Days after entering into any such Modification Agreement, Borrower shall have irrevocably offered the Agent and the Banks to enter at any time into an amendment of this Agreement to add to this Agreement substantially similar covenants or Events of Default, as the case may be.

The foregoing shall not be construed as:  (i) a consent by the Agent or any Bank to any action or inaction otherwise restricted or prohibited by this Agreement, or (ii) a waiver by the Agent or any Bank of any Potential Default or Event of Default resulting from any Modification Agreement.

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8.2.18.2  Permitted Additional NJNG Indebtedness.

Each Loan Party and each Subsidiary of each Loan Party shall not enter into any one or more amendments, modifications, restatements, or the like of the Permitted Additional NJNG Indebtedness Documents containing (i) covenants or events of default materially more restrictive than the covenants or Events of Default contained in this Agreement (an “ NJNG Modification Agreement”)  or (ii) covenants or events of default materially more restrictive than the covenants or events of default contained in the NJNG Credit Agreement (also an “ NJNG Modification Agreement”) unless no later than five (5) Business Days after entering into any such NJNG Modification Agreement, Borrower shall have irrevocably offered the Agent and the Banks to enter at any time into an amendment of this Agreement or the NJNG Credit Agreement, as the case may be, to add hereto or thereto substantially similar covenants or Events of Default, as the case may be.

The foregoing shall not be construed as:  (i) a consent by the Agent or any Bank to any action or inaction otherwise restricted or prohibited by this Agreement or the NJNG Credit Agreement, or (ii) a waiver by the Agent or any Bank of any Potential Default or Event of Default resulting from any NJNG Modification Agreement.”

(c)                                  Schedule 1.1(P)(1) [Permitted Additional Indebtedness Summary of Proposed Terms] shall be amended and restated in the form of Schedule 1.1(P)(1) hereto.

(d)                                 Schedule 1.1(P)(2) [Permitted Additional NJNG Indebtedness Summary of Proposed Terms] shall be amended and restated in the form of Schedule 1.1(P)(2) hereto.

3.                                       Conditions of Effectiveness of this Amendment.

This Amendment shall become effective upon satisfaction of each of the following conditions, being satisfied to the satisfaction of the Agent (the “Effective Time”):

(a)                                  Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

(b)                                 Execution and Delivery of Amendment.  The Borrower, the Guarantors, the Agent and the Required Banks shall have executed this Amendment.

(c)                                  No Default.  Confirmation of Representations and Warranties.  Each of the Loan Parties, by its execution and delivery of this Amendment to the Agent, hereby certifies that as of the Effective Time after giving effect to this Amendment and the issuance of the Permitted Additional Indebtedness and the Permitted Additional NJNG Indebtedness:  (i) no Event of Default or Potential Default has occurred and is continuing, and (ii) the representations and

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warranties made by the Borrower and the other Loan Parties in or pursuant to the Credit Agreement or any of the other Loan Documents, are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

(d)                                 Pro-Forma Compliance Certificates.  The Borrower shall provide the Agent and the Banks with pro-forma Compliance Certificates that show compliance (after giving effect to this Amendment and the issuance of the Permitted Additional Indebtedness and the Permitted Additional NJNG Indebtedness) with the requirements set forth in item (i)(B) of the definitions of Permitted Additional Indebtedness and Permitted Additional NJNG Indebtedness.

4.                                       Miscellaneous.

(a)                                  Force and Effect.  The Credit Agreement is hereby amended in accordance with the terms hereof and any reference to the Credit Agreement in any Loan Document or any other document, instrument, or agreement shall hereafter mean and include the Credit Agreement as amended hereby.  The Credit Agreement (as amended by this Amendment) and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect. No novation is intended or shall occur by or as a result of this Amendment

(b)                                 Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

(c)                                  Counterparts.  This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)                                 Fees and Expenses.  The Loan Parties unconditionally agree to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation, reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith

[SIGNATURES BEGIN ON NEXT PAGE]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED NEW JERSEY RESOURCES CORPORATION
CREDIT AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

ATTEST:	NEW JERSEY RESOURCES CORPORATION

	By:	[Seal]
Name:	Name:
Title:	Title:

GUARANTORS:

NJNR PIPELINE COMPANY

By:
Name:
Title:

COMMERCIAL REALTY AND RESOURCES
CORP.

By:
Name:
Title:

NJR ENERGY CORPORATION

By:
Name:
Title:

NJR ENERGY SERVICES COMPANY

By:
Name:
Title:

NJR HOME SERVICES COMPANY

By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI TRUST
COMPANY, individually and as Documentation Agent

By:
Name:
Title:

BANK ONE, NA, individually and as Co-Agent

By:
Name:
Title:

CITIZENS BANK OF MASSACHUSETTS,
individually and as a Co-Agent

By:
Name:
Title:

FLEET NATIONAL BANK, individually and as
Syndication Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, individually and as
Documentation Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
individually and as Agent

By:
Name:
Title:

SUNTRUST BANK, individually and as
Syndication Agent

By:
Name:
Title:

THE BANK OF NEW YORK, individually and as
a Co-Agent

By:
Name:
Title:

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:
Name:
Title: